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                                  EXHIBIT 12.2
                              OUTDOOR SYSTEMS, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (IN THOUSANDS EXCEPT RATIO DATA)
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
                                                                                                          NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                                   SEPTEMBER 30,
                                                  -----------------------                               ----------------------
                                    1993          1994          1995          1996          1997          1997         1998
                                  --------      --------      --------      --------      --------      --------      --------
Earnings (loss) before taxes
   and extraordinary loss         $    338      $  3,054      $  3,086      $ 24,536      $ 40,696      $ 26,100      $ 50,595
                                  --------      --------      --------      --------      --------      --------      --------

Fixed charges:
   Interest                         11,894        16,393        17,199        32,489        87,150        55,190       101,349
   Rent                              3,252         3,323         4,511         9,930        30,065        22,549        36,025
                                  --------      --------      --------      --------      --------      --------      --------

       Total fixed charges          15,146        19,716        21,710        42,419       117,215        77,739       137,374
                                  --------      --------      --------      --------      --------      --------      --------
Adjusted earnings                 $ 15,484      $ 22,770      $ 24,796      $ 66,955      $157,911      $103,839      $187,969
                                  ========      ========      ========      ========      ========      ========      ========

Ratio of earnings to fixed
   charges                           1.02x         1.15x         1.14x         1.58x         1.35x         1.34x         1.37x
                                  --------      --------      --------      --------      --------      --------      --------
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